EXHIBIT 5.1

                     Brenman Key & Bromberg, P.C.
                           Attorneys at Law

      Mellon Financial Center * 1775 Sherman Street * Suite 1001
                      Denver, Colorado 80203-4313
                    303-894-0234 * Fax 303-839-1633



                           January 16, 1997




Global Med Technologies, Inc.
12600 West Colfax Avenue
Suite A-500
Lakewood, CO  80215

Gentlemen:

     Reference is made to the registration statement (the "Registration Statement") on Form SB-2 relating to the proposed public offering by Global Med Technologies, Inc. (the "Company") (Registration No. 333-11723) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (i) up to 1,537,550 Units each consisting of two shares of Common Stock and one Common Stock Purchase Warrant, (ii) up to 3,075,100 shares of Common Stock,
(iii) up to 1,537,550 Class A Common Stock Purchase Warrants (the "Warrants"), (iv) up to 1,537,550 shares of Common Stock underlying the Warrants, (v) 1,135,770 shares of Common Stock being registered on behalf of certain shareholders of the Company ("Selling Shareholders") and (v) warrants to be issued to RAF Financial Corporation, the Representative of the Underwriters, and the shares and warrants underlying the Representative's warrant. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement relating to the proposed sale of Units by the Company and the proposed sale of shares of Common Stock by the Selling Shareholders. In such capacity, we have examined the originals or copies, certified or otherwise identified, of the Articles of Incorporation, as restated and amended, and Bylaws, as amended, of the Company, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

     Based upon the foregoing and subject to the other qualifications and limitations stated in this letter, we are of the opinion that:

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Global Med Technologies, Inc.
January 16, 1997
Page 2

     (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Colorado; and

     (2) The Units, and the shares of Common Stock and Warrants underlying the Units, to be issued by the Company pursuant to the Registration Statement have been duly authorized. Upon payment of the price per share and price per Warrant set forth in the final Prospectus, the shares of Common Stock will be validly issued, fully paid and non-assessable.

     (3) The shares of Common Stock to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

     (4) The shares of Common Stock to be issued to holders of the Warrants and the Selling Shareholders, upon exercise and payment of the exercise price stated in the Warrants and warrants held by the Selling Shareholders, will have been duly authorized, validly issued, fully paid and non-assessable.

     This opinion is a legal opinion and not an opinion as to matters of fact. This opinion is limited to the laws of the State of Colorado and the federal law of the United States of America, and to the matters stated herein. This opinion is made as of the date hereof, and after the date hereof, we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties. This opinion is furnished to you solely in connection with the transactions referred to herein, and may not be relied on, quoted by or otherwise referred to by any other person, firm or entity without our prior written consent.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Prospectus.

                                   Very truly yours,

                                   /s/  Brenman Key & Bromberg, P.C.
                                   ----------------------------------
                                     Brenman Key & Bromberg, P.C.

Enclosures
DEW/sms